Exhibit 31.2
CERTIFICATION PURSUANT TO
RULES 13a-14(a) AND 15d-14 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
I, James A. DePalma, certify that:
1.	I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of L-1 Identity Solutions, Inc.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.
Date: May 2, 2011

/s/ James A. DePalma
James A. DePalma
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)